UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) October 19, 2015

Dolphin Digital Media, Inc.
(Exact Name of Registrant as Specified in its Charter)

Florida	0-50621	86-0787790
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2151 Le Jeune Road, Suite 150-Mezzanine Coral Gables, FL	33134
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 774-0407

Registrant’s facsimile number, including area code: (305) 774-0405

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On October 19, 2015, Dolphin Digital Media, Inc. (the “Company”) filed Articles of Amendment to its Articles of Incorporation with the Secretary of State of the State of Florida to designate its Series B Convertible Preferred Stock.  The certificate of designation provides that each share of Series B Convertible Preferred Stock, par value $0.10 per share, is exercisable into nineteen (19) shares of common stock of the Company (the “Common Stock”).   In the event of the Company’s liquidation, dissolution or winding up, holders of Series B Convertible Preferred Stock will receive a payment equal to $0.10 per share of Series B Convertible Preferred Stock before any proceeds are distributed to the holders of Common Stock. Shares of Series B Convertible Preferred Stock will have no voting rights, except as required by law and will have dividend rights on parity with the Common Stock.  Shares of Series B Convertible Preferred Stock that are converted into Common Stock may be subject to restrictions on transfer as required by applicable federal and state securities laws.

The Company will exchange 1,042,753 shares of Series A Convertible Preferred Stock for 1,000,000 shares of Series B Convertible Preferred Stock, pursuant to the terms of the Preferred Stock Exchange Agreement, dated as of October 16, 2015, which was filed as an exhibit to the Current Report on Form 8-K filed on October 19, 2015.

A copy of the Articles of Amendment to the Articles of Incorporation relating to the designation of the Series B Convertible Preferred Stock is filed as Exhibit 3.1(a) to this Current Report on Form 8-K.

 Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
3.1(a)	Articles of Amendment to the Articles of Incorporation of Dolphin Digital Media, Inc. designating Series B Convertible Preferred Stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOLPHIN DIGITAL MEDIA, INC.

By:	/s/ Mirta A. Negrini
Mirta A. Negrini
Chief Financial and Operating Officer

Date: October 19, 2015